UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): March 29, 2011


                                XcelMobility Inc.
             (Exact Name of Registrant as Specified in its Charter)

          Nevada                      333-160069                 98-0561888
(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)

   2377 Gold Meadow Way, Suite 100
       Gold River, California                                      95670
(Address of Principal Executive Offices)                         (Zip Code)

       Registrant's telephone number, including area code: (916) 526-2662

                       Advanced Messaging Solutions, Inc.
          (Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

ARTICLES OF MERGER

Effective March 29, 2011, Advanced Messaging Solutions, Inc. (the "Company") amended its Articles of Incorporation to change its name from "Advanced Messaging Solutions, Inc." to "XcelMobility Inc." (the "Name Change").

The full text of the amendment to the Company's Articles of Incorporation to give effect to the Name Change is filed herewith as Exhibit 3.1(a) and incorporated herein by reference.

SECTION 8 - OTHER EVENTS

ITEM 8.01 OTHER EVENTS.

SYMBOL CHANGE

In connection with the Name Change described in Item 5.03 above, the Financial Industry Regulatory Authority assigned the Company a new stock symbol, "XCLL." This new symbol took effect at the open of business on March 29, 2011.

STOCK SPLIT

On March 29, 2011, the Company effected a 35 for 1 forward stock split of all of its issued and outstanding shares of common stock. Shareholders of the Company holding certificated shares will be credited the additional shares upon surrender of their stock certificate to the Company's transfer agent. The forward split will increase the number of the Company's issued and outstanding common stock to 77,700,000, from the current 2,220,000.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     Exhibit No.           Exhibit Description
     -----------           -------------------

       3.1(a)      Amendment to Articles of Incorporation

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
                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              XcelMobility Inc.,
                                              a Nevada Corporation


Dated: March 29, 2011                         /s/ Jaime Brodeth
                                              ----------------------------------
                                              Jaime Brodeth
                                              President


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